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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		September 13, 2013
BUKA VENTURES INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53551	98 0603540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21 Luke Street, Vatuwaga, Suva, Fiji		--
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	679-331-3255
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On September 13, 2013, we entered into a share exchange agreement (the “Agreement”) with Health Education Corporation dba Nutranomics (“Nutranomics”) and the shareholders of Nutranomics.  Pursuant to the terms of the Agreement, we will acquire all of the shares of Nutranomics in exchange for 25,005,544 restricted common shares of our common stock.  Concurrently, our current management will cancel 25,000,000 shares held by them.

Terms and Conditions of the Agreement

The following is a brief description of some of the other terms and conditions of the Agreement that are material to our company:

1.	our company and Nutranomics will receive duly executed copies of all third-party consents and approvals contemplated by the Agreement;

2.	no material adverse change will occur with the business or assets of our company or Nutranomics since the effective date of the share exchange agreement;

3.	Nutranomics will have no more than 8,994,800 common shares issued and outstanding on the closing date of the share exchange agreement;

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4.	our company Nutranomics will be reasonably satisfied with their respective due diligence investigation of each other; and

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Nutranomics will have delivered to our company audited financial statements for its last two fiscal years, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange.

Item 9.01 Financial Statements and Exhibits

2.1	Share Exchange Agreement dated September 13, 2013, among our company, Nutranomics and the selling shareholders of Nutranomics as set out in the share exchange agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUKA VENTURES INC.
/s/ Ritesh Chandra Singh
Ritesh Chandra Singh
President and Director

Date:	September 17, 2013